Calculation of Filing Fee Tables
S-8
UNITED FIRE GROUP INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value per share	Other	415,114	$ 57.25	$ 23,765,276.50	0.000087	$ 2,067.58
Total Offering Amounts:						$ 23,765,276.50		$ 2,067.58
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,067.58
Offering Note
[1]	1a. The securities to be registered are additional shares of common stock of United Fire Group, Inc. (the "Registrant") that are available for issuance pursuant to the United Fire Group, Inc. Non-Employee Director Stock Plan, as amended (the "Plan"), as approved by the Registrant's shareholders at its Annual Meeting of Shareholders held on May 20, 2026. 1b. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also registers an indeterminate number of additional shares that may be issued pursuant to the Plan as a result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding common stock to adjust the number of shares issued pursuant to the Plan. 1c. Estimated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The estimated price is based upon the average of the high and low sales price per share for the Registrant's common stock on October 30, 2026, as reported on The NASDAQ Global Select Market.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources